Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Randolph Bancorp, Inc. on Amendment No. 1 to Form S-1 of our report dated March 4, 2016 on the consolidated financial statements of Randolph Bancorp and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Livingston, New Jersey

April 20, 2016